                                                                      Exhibit 11


                  AMPAL-AMERICAN ISRAEL CORPORATION AND SUBSIDIARIES
                  --------------------------------------------------

      SCHEDULE SETTING FORTH COMPUTATION OF EARNINGS PER SHARE OF CLASS A STOCK
      -------------------------------------------------------------------------



THREE MONTHS ENDED MARCH 31,                            1997                                          1996
-----------------------------------------------------------------------------------------------------------------------------
(Amounts in thousands, except                         (Unaudited)                                  (Unaudited)
  per share data)

Weighted average number of shares
    outstanding:
         4% Preferred                                        190                                          198
         6-1/2% Preferred                                    995                                        1,047
         Class A. . . . . . . . . . . . . . . . .         23,677                                       20,482
         Common . . . . . . . . . . . . . . . . .              -                                        3,000
                                                      ----------                                   ----------
                                                      ----------                                   ----------


Weighted average number of shares
    outstanding assuming conversion of
    preferred stock into Class A stock:
         Class A. . . . . . . . . . . . . . . . .         27,613            100.00%        24,613                  89.14%
         Common . . . . . . . . . . . . . . . . .              -                 -          3,000                  10.86
                                                      ----------          --------       --------                 ------
                                                          27,613            100.00%        27,613                 100.00%
                                                      ----------          --------       --------                 ------
                                                      ----------          --------       --------                 ------


Income (loss) from continuing
    operations. . . . . . . . . . . . . . . . . .     $    2,521                         $ (1,401)
Loss from discontinued operations . . . . . . . .              -                           (1,501)
                                                      ----------                         --------
         NET INCOME (LOSS). . . . . . . . . . . .     $    2,521                         $ (2,902)
                                                      ----------                         --------
                                                      ----------                         --------




Allocation of net income (loss) on the
    basis of the respective dividend
    rights of the above classes of
    stock, pro rata:
         Class A. . . . . . . . . . . . . . . . .     $    2,521            100.00%      $ (2,587)                 89.14%
         Common . . . . . . . . . . . . . . . . .              -                 -           (315)                 10.86
                                                      ----------          --------       ---------                ------
                                                      $    2,521            100.00%      $ (2,902)                100.00%
                                                      ----------          --------       --------                 ------
                                                      ----------          --------       --------                 ------

Earnings (loss) per Class A share:
    Earnings (loss) from continuing
         operations . . . . . . . . . . . . . . .     $      .09                         $   (.05)
    Loss from discontinued operations . . . . . .              -                             (.06)
                                                      ----------                         --------
Earnings (loss) per Class A share . . . . . . . .     $      .09                         $   (.11)
                                                      ----------                         --------
                                                      ----------                         --------




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